UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2005

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069
(Address of principal executive offices)

(310) 432-4090
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On July 13, 2005, the Company entered into five year employment agreements with two executive officers, Sandra D. Smith and Noah J. Anderson. Pursuant to the employment agreement with Ms. Smith, Ms. Smith serves as Chief Financial Officer of the Company at an annual salary of $96,000 through December 31, 2005. Ms. Smith’s annual salary increases to $108,000 as of January 1, 2006 and to $120,000 as of January 1, 2007. Her salary is thereafter adjusted in accordance with changes in the cost of living index. Ms. Smith is entitled to receive performance bonuses as may from time to time be determined by the Board of Directors and certain fringe benefits. Ms. Smith is subject to non-competition and confidentiality requirements.

Pursuant to the employment agreement with Noah J. Anderson, Mr. Anderson serves as Chief Technology Officer of the Company at an annual salary of $96,000 through December 31, 2005. Mr. Anderson’s annual salary increases to $108,000 as of January 1, 2006 and to $120,000 as of January 1, 2007. His salary is thereafter adjusted in accordance with changes in the cost of living index. Mr. Anderson is entitled to receive performance bonuses as may from time to time be determined by the Board of Directors and certain fringe benefits. Mr. Anderson is subject to non-competition and confidentiality requirements.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 12, 2005, Gayl Rogers Chrysler accepted her election by the Company’s Board of Directors to serve as Board Member. The term begins on August 1, 2005 and extends through August 1, 2007. One hundred thousand stock options at $0.25 per share will be awarded on August 1, 2005 as compensation. Fifty percent of the options will vest upon execution of the agreement on August 1, 2005. The remaining options will vest the following year on August 1, 2006.

Ms. Chrysler has over 25 years experience in the blood banking and the cord blood banking industry. Since 2003, she has been the National Director of Operations, Cord Blood Program for the National American Red Cross. In this role she leads the development and implementation of strategy systems and partnerships to achieve optimal efficiency and the highest product quality at national collection and storage sites. There have been no transactions between Ms. Chrysler and the Company or any of its subsidiaries that are required to be reported pursuant to Item 404(a) of Regulation S-B.

The Company issued a press release on July 13, 2005 announcing the addition of Gayl Rogers Chrysler to the Board of Directors. The release is attached hereto as Exhibit 99.15.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.31

Employment Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Sandra D. Smith

10.32

Employment Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Noah J. Anderson

10.33

Stock Option Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Sandra D. Smith

10.34

Stock Option Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Noah J. Anderson

99.15

Press Release dated July 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ SANDRA D. SMITH,
Sandra D. Smith,
Chief Financial Officer

Date:  July 13, 2005

EXHIBIT INDEX

Exhibit

10.31

Employment Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Sandra D. Smith

10.32

Employment Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Noah J. Anderson

10.33

Stock Option Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Sandra D. Smith

10.34

Stock Option Agreement dated July 13, 2005 by and between Cord Blood America, Inc. and Noah J. Anderson

99.15

Press Release dated July 13, 2005